U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2008, Emeritus Corporation (the Company) filed a current report under Form 8-K, Item 1.01, disclosing that it had entered into an asset purchase agreement dated June 06, 2008, with Health Care REIT, Inc. (HCN), and its affiliated entities, to purchase 29 communities consisting of 2,257 units located throughout the United States.  On July 3, 2008, the Company filed a current report under Form 8-K, Items 1.01, 1.02 and 2.03, disclosing that the Company had completed the first phase of the acquisition (Tranche 1) to purchase 19 of the 29 communities consisting of 1,564 units for a purchase price of $222.7 million, excluding closing costs and financing fees.  On October 17, 2008, the Company completed the final phase of the acquisition (Tranche 2) for the purchase of 10 communities with a capacity of 693 units for a purchase price of $77.2 million, excluding closing costs and financing fees.  The Company operated these 10 communities pursuant to the leases described in Item 1.02 below. In connection with the closing, the Company entered into certain credit facilities described in Item 2.03 below.  The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Eight of the Tranche 2 communities are currently subject to a cash flow sharing agreement with an entity controlled by Mr. Dan Baty, the Company’s Chairman and Co-Chief Executive Officer.  As part of this purchase, these communities will be held in a 50/50 joint venture (Batus, LLC) owned by the Company and a Baty-related entity, which provides for similar economic terms and conditions as the existing cash flow sharing agreement.  The joint venture will be included in the consolidated Emeritus portfolio.  The Baty-related entity made an equity contribution to the joint venture of approximately $6.8 million to fund its 50% of the purchase price of the eight communities.

Item 1.02	Termination of a Material Definitive Agreement.

As a result of the Tranche 2 acquisition described in Item 1.01 above, the master lease agreements dated September 30, 2003 (2003 Lease) and September 30, 2004 (2004 Lease) between HCN and the Company have been amended to remove one community from the 2003 Lease and eight communities from the 2004 Lease, effective as of the acquisition date.  In addition, an individual community lease dated February 26, 1996, between HCN and the Company was terminated.  These leases had initial terms of 15 years.

The Company accounted for nine of the properties as capital leases and one as an operating lease.  Upon termination of the leases, the difference between the carrying amount of the capital lease assets and the capital lease obligations will be recorded as an adjustment to the carrying amount of the purchased communities, in addition to adjustments for straight-line rent accruals and deferred gains from earlier sale-leaseback transactions involving these communities.  The total reduction in the cost basis of the Tranche 2 assets is estimated to be approximately $8.0 million as of the closing date.  The current annual lease payment for these 10 communities is approximately $4.6 million, of which approximately $2.0 million was recorded as capital lease interest expense, $1.7 million as principal payments on capital lease obligations, and $900,000 as facility lease expense for the one community accounted for as an operating lease.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the purchase of 10 communities referred to in Item 1.01 above, the Company borrowed a total of $56.4 million, of which $29.0 million represents mortgage financing for five properties pursuant to loan agreements dated as of October 16, 2008, between (i) KeyCorp Real Estate Capital Markets, Inc., a subsidiary of KeyBank, N.A. as lender, (ii) each of five of the Company’s single purpose limited liability company subsidiaries (the Borrowers) and (iii) Summerville Senior Living, Inc. and Batus LLC, as managing members of the Borrowers.  Pursuant to these loan agreements, the Borrowers issued 10-year notes (the Fixed Rate Notes), of which four bear interest at a fixed rate of 6.49% and one bears interest at a fixed rate of 7.17% with a weighted average rate of 6.654%.  The Fixed Rate Notes are secured by the five of the 10 properties purchased.  The Fixed Rate Notes require monthly payments of interest only in the first two years, with payments of principal and interest based on a 30-year amortization period thereafter until maturity, at which time all outstanding principal and accrued but unpaid interest is payable in full.  The Fixed Rate Notes were purchased by Freddie Mac and may be prepaid subject to a prepayment penalty based on a formula defined in the loan agreements.  The Fixed Rate Notes are cross collateralized and contain customary events of default, including those related to non-payment and the sale or transfer of collateral.

In addition, the Company borrowed a total of $27.4 million for five of the properties pursuant to two loan agreements dated as of October 17, 2008, between (i) KeyBank N.A. as lender, (ii) each of five of the Company’s single purpose limited liability company subsidiaries (the Borrowers) and (iii) Summerville Senior Living, Inc. and Batus LLC, as managing members of the Borrowers.  Pursuant to these loan agreements, the borrowers issued variable rate notes (the Variable Rate Notes) that are secured by the remaining five communities.  The Variable Rate Notes have terms of three years and interest rates based on the one-month LIBOR rate plus 3.0%.  The Variable Rate Notes require monthly payments of interest only for the three-year term.  The Variable Rate Notes may be prepaid at any time without penalty.  The Variable Rate Notes are cross collateralized and contain various events of default, including non-payment and the maintenance of specified debt service coverage ratios.

The Company is a guarantor of the Variable Rate Notes and as such, agrees (a) to maintain minimum liquid assets (as defined) of $20.0 million; (b) maintain specified fixed charge coverage ratios; (c) not to permit its recourse indebtedness to exceed $500.0 million; and (d) to permit no change of control, as defined, without the prior written consent of lender.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated October 20, 2008, EMERITUS COMPLETES PURCHASE OF 10 COMMUNITIES.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 20, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated October 20, 2008, EMERITUS COMPLETES PURCHASE OF 10 COMMUNITIES.